BENEFIT MAINTENANCE PLAN

OF

DIME COMMUNITY BANCSHARES, INC.

_________________________________

Adopted Effective as of November 1, 1992
 Amended and Restated Effective as of December 31, 2008

Benefit Maintenance Plan

Of

Dime Community Bancshares, Inc.

ARTICLE I

DEFINITIONS

Wherever appropriate to the purposes of the Plan, capitalized terms shall have the meanings assigned to them under the Retirement Plan, Savings Plan or ESOP, as applicable; provided, however, that the following special definitions shall apply for purposes of the Plan, unless a different meaning is clearly indicated by the context:

Section 1.1                                Actuarial Equivalent means a benefit of equivalent value determined on the basis of interest rate and mortality assumptions prescribed under the Retirement Plan.  If it shall be necessary to determine an Actuarial Equivalent in any case for which interest rate and mortality assumptions shall not have been prescribed under the Retirement Plan, the Actuarial Equivalent shall be determined using the interest rate and mortality assumptions prescribed by the Commissioner of Internal Revenue pursuant to section 417(e) of the Code for the month in which the determination is being made.

Section 1.2                                Affiliated Employer means any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in section 414(c) of the Code) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in section 414(m) of the Code) that includes the Company; any leasing organization (as defined in section 414(n) of the Code) to the extent that any of its employees are required pursuant to section 414(n) of the Code to be treated as employees of the Company; and any other entity that is required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code.

Section 1.3                                Applicable Limitation means any of the following: (a) the limitation on annual compensation that may be recognized under a tax-qualified plan for benefit computation purposes pursuance to section 401(a)(17) of the Code; (b) the maximum limitation on annual benefits payable by a tax-qualified defined benefit plan pursuant to section 415(b) of the Code; (c) the maximum limitation on annual additions to a tax-qualified defined contribution plan pursuant to section 415(c) of the Code; (d) the maximum limitation on aggregate annual benefits and annual additions under a combination of tax-qualified defined benefit and defined contribution plans maintained by a single employer pursuant to section 415(e) of the Code; (e) the maximum limitation on annual elective deferrals to a qualified cash or deferred arrangement pursuant to section 402(g) of the Code; (f) the annual limitation on elective deferrals under a qualified cash or deferred arrangement by highly compensated employees pursuant to section 401(k) of the Code; and (g) the annual limitation on voluntary employee contributions by, and employer matching contributions for, highly compensated employees pursuant to section 401(m) of the Code.

Section 1.4                                Bank means The Dime Savings Bank of Williamsburgh, a federal stock savings bank, and its successors or assigns.

Section 1.5                                Beneficiary means any person, other than a Participant or Former Participant, who is determined to be entitled to benefits under the terms of the Plan.

Section 1.6                                Board means the Board of Directors of the Company.

Section 1.7                                Change in Control means, with respect to a Participant:  (a) a change in ownership of the Participant’s Relevant Corporation (as defined below); (b) a change in effective control of the Participant’s Relevant Corporation; or (c) a change in the ownership of a substantial portion of the assets of the Participant’s Relevant Corporation.  The existence of a Change in Control shall be determined by the Committee in accordance with section 409A of the Code and the regulations thereunder.  For purposes of this section, Relevant Corporation means, with respect to a Participant on any date:  (w) the corporation for which the Participant is performing services on such date; (x) all corporations that are liable to the Participant for the benefits due to him under the Plan; (y) a corporation that is a majority shareholder of a corporation described in section 1.7(w) or (x); or (z) any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending in a corporation described in section 1.7(w) or (x).

Section 1.8                                Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any prior law or succeeding law).

Section 1.9                                Committee means the Compensation Committee of the Board of Directors of the Company, or such other person, committee or other entity as shall be designated by or on behalf of the Board to perform the duties set forth in Article VII.

Section 1.10                                Company means, Dime Community Bancshares, Inc., a Delaware corporation, any successor thereto.

Section 1.11                                Disability means, with respect to a Participant, any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of at least twelve (12) months and as a result of which either: (a) the Participant is unable to engage in any substantial gainful activity or (b) the Participant has been receiving income replacement benefits for a period of at least three (3) months under an accident and health plan covering employees of the Participant’s employer; provided, however, that a Participant will be deemed disabled and a Disability will be deemed to exist under the Plan if such Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.  The existence of a Disability shall be determined by the Committee in accordance with section 409A and the regulations thereunder.

Section 1.12                                Eligible Employee means an Employee who is eligible for participation in the Plan in accordance with the provisions of Article II.

Section 1.13                                Employee means any person, including an officer, who is employed by the Employer.

Section 1.14                                Employer means Dime Community Bancshares, Inc., and any successor thereto and The Dime Savings Bank of Williamsburgh and any successor thereto and any Affiliated Employer which, with the prior written approval of the Board of Directors of Dime Community Bancshares, Inc. and subject to such terms and conditions as may be imposed by the Board of Directors of Dime Community Bancshares, Inc., shall adopt this Plan.

Section 1.15                                Employer Contributions means contributions by any Employer to the Savings Plan or the ESOP.

Section 1.16                                ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time (including the corresponding provisions of any succeeding law).

Section 1.17                                ESOP means the Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates, as amended from time to time (including the corresponding provisions of any successor qualified employee stock ownership plan adopted by the Company).

Section 1.18                                Exchange Act  means the Securities Exchange Act of 1934, as amended from time to time (including the corresponding provisions of any succeeding law).

Section 1.19                                Fair Market Value of a Share means, with respect to a Share on a specified date:

(a)           the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

(b)           if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c)           if sections 1.19(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

Section 1.20                                Former Participant means a person whose participation in the Plan has terminated as provided under section 1.30.

Section 1.21                                Savings Plan means the 401(k) Savings Plan of The Dime Savings Bank of Williamsburgh, as amended from time to time (including the provisions of any successor qualified defined contribution plan adopted by the Company).

Section 1.22                                Memorandum Account means, collectively, all of the accounts that hold all of the deferred compensation credited to a Participant under Article III reduced to reflect distributions.

Section 1.23                                Participant Account means any person who is participating in the Plan in accordance with its terms.

Section 1.24                                Plan means the Benefit Maintenance Plan of Dime Community Bancshares, Inc., as amended from time to time (including the corresponding provisions of any successor plan adopted by the Company).

Section 1.25                                Retirement Plan means the Retirement Plan of The Dime Savings Bank of Williamsburgh, as amended from time to time (including the corresponding provisions of any successor qualified defined benefit plan adopted by the Bank).

Section 1.26                                Specified Employee has the meaning set forth in section 409A of the Code.

Section 1.27                                Share means a share of common stock, par value $.01 per share, of Dime Community Bancshares., Inc.

Section 1.28                                Stock Unit means a right to receive a payment under the Plan in an amount equal, on the date as of which such Payment is made, to the Fair Market Value of a Share.

Section 1.29                                Termination of Service means cessation of all services to all Relevant Employers (as defined below) in all capacities other than as a director of such Relevant Employer’s board of directors.  The occurrence of a Termination of Service shall be determined by the Committee in accordance with the rules for determining whether a "separation from service" has occurred under section 409A of the Code and the regulations thereunder.  For purposes of this section, Relevant Employer means, with respect to a Participant on any date: any Employer for whom the Participant performs services and with respect to whom the Participant's rights under this Plan arise, and any corporation, or trade or business whether or not incorporated, that is considered a "single employer" with such Employer within the meaning of section 414(b) or section 414(c) of the Code; provided that when applying sections 1563(a)(1), (2) and (3) of the Code or Treasury Regulation section 1.414(c)-2 pursuant to section 414(b) or section 414(c) of the Code, the phrase "at least 50 percent" shall be used instead of the phrase "at least 80 percent" in each place it appears therein.

Section 1.30                                Unforeseeable Emergency means, with respect to a Participant, a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, beneficiary or dependent (within the meaning of section 152 of the Code, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The existence of an Unforeseeable Emergency shall be determined by the Committee in accordance with section 409A of the Code and the regulations thereunder.

ARTICLE II
PARTICIPATION

Section 2.1                                Eligibility for Participation.

Only Eligible Employees may be or become Participants. An Employee shall become an Eligible Employee if:

(a)           he has been designated an Eligible Employee by resolution of the Committee; and

(b)           he is a Participant in the Retirement Plan, the Savings Plan or the ESOP, or any combination thereof, and the benefits to which he is entitled thereunder are limited by one or more of the Applicable Limitations;

provided, however, that no person shall be named an Eligible Employee, nor shall any person who has been an Eligible Employee continue as an Eligible Employee, to the extent that such person's participation, or continued participation, in the Plan would cause the Plan to fail to be considered maintained for the primary purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA.

Section 2.2                                Commencement of Participation

An Employee shall become a Participant on the date when he first becomes an Eligible Employee, unless the Committee shall, by resolution, establish an earlier or later effective date of participation for a Participant.

 Termination of Participation

Participation in the Plan shall cease on the earlier of (a) the date of the Participant's Termination of Service or (b) the date on which he ceases to be an Eligible Employee.

ARTICLE III
BENEFITS TO PARTICIPANTS

Section 3.1                                Supplemental Retirement Benefit

(a)           A Participant whose benefits under the Retirement Plan are limited by one or more of the Applicable Limitations shall be eligible for a supplemental retirement benefit under this Plan in an amount equal to the excess of:

(i)           the retirement benefit to which he would be entitled under the Retirement Plan in the absence of the Applicable Limitations; over

(ii)           the actual retirement benefit to which he is entitled under the Retirement Plan;

in each case computed as of the date on which his benefit under the Retirement Plan is scheduled to commence and on the basis of the benefit form selected by him under the Retirement Plan; provided, however, that if the Participant dies before the payment of such supplemental retirement benefit begins, no benefit shall be payable under this section 3.1 and the survivor benefit, if any, which may be payable shall be determined under section 4.1.

(b)           The supplemental retirement benefit provided for in this section 3.1 shall be paid in the form of a single life annuity commencing on the first day of the month coincident with or next following the Participant's Termination of Service or, if later, the first day of the month coincident with or next following Participant's 65th birthday. Notwithstanding the foregoing, a Participant may, subject to the restrictions in section 5.1, within thirty (30) days after first becoming eligible to participate in the Plan for purpose of receiving a supplemental retirement benefit, elect that such supplemental retirement benefit (to the extent that such benefit is attributable to compensation for services performed after such election) be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may provide, within such thirty (30) day period, and the amount of such benefit shall be the Actuarial Equivalent of the benefit payable in the absence of such an election.

(c)           Notwithstanding section 3.1(b), subject to the consent of the Committee in its sole and absolute discretion, each Participant may, by written election given in such form and manner as the Committee may prescribe, elect to change the time and manner of distribution of the balance credited to the supplemental retirement benefit; provided, however, that:

(i)           any such election shall not take effect until twelve (12) months after it is received by the Committee;

(ii)           in the case of an election to defer a payment to be made on account of an event other than the Participant’s death, Disability or Unforeseeable Emergency, the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made (or begin to be made); and

(iii)           any such election is subject to the restrictions in section 5.1.

Section 3.2                                Supplemental Savings Benefit.

(a)           A Participant whose benefits under the Savings Plan are limited by one or more of the Applicable Limitations shall be eligible for a supplemental savings benefit under this Plan in an amount equal to:

(i)           the aggregate amount of Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the Savings Plan) that would have been credited to the Participant's account under the Savings Plan in the absence of the Applicable Limitations if for all relevant periods he had made the maximum amount of elective deferrals under section 402(g) of the Code or voluntary employee contributions under section 401(a) of the Code required to qualify for the maximum possible allocation of Employer Contributions (and without regard to the amount of elective deferrals or voluntary employee contributions actually made); over

(ii)           the aggregate amount of Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the Savings Plan) actually credited to the Participant's account under the Savings Plan for such periods;

adjusted for earnings and losses as provided in section 3.2(b); provided, however, that if the Participant dies before the payment of such supplemental savings benefit begins, no benefit shall be payable under this section 3.2 and the survivor benefit, if any, which may be payable shall be determined under section 4.2.

(b)           The Committee shall cause to be maintained a bookkeeping account to reflect all Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the Savings Plan) that cannot be made to a Participant's account under the Savings Plan due to the Applicable Limitations and amounts under section 3.2(c), and shall cause such bookkeeping account to be credited with all such Employer Contributions as of the date on which such Employer Contributions would have been credited to the Participant's account in the Savings Plan in the absence of the Applicable Limitations. The balance credited to such bookkeeping account shall be adjusted for distributions, withdrawals, earnings or losses as follows:

(i)           except as provided in section 3.2(b)(ii), the balance credited to such bookkeeping account shall be credited with interest as of the last day of each calendar month at a rate for such month equal to one-twelfth of the annualized yield on 30-year Treasury Securities, Constant Maturities, prescribed by the Commissioner of Internal Revenue for such month pursuant to section 417(e) of the Code; or

(ii)           if and to the extent permitted by the Committee, as though such Employer Contributions had been contributed to a trust fund and invested, for the benefit of the Participant, in such investments at such time or times as the Participant shall have designated in such form and manner as the Committee shall prescribe.

(iii)           The balance credited to the bookkeeping account shall be reduced for any distributions or withdrawals.

(c)           Effective June 15, 2008, the balance credited to the bookkeeping accounts of Messrs. Timothy King and Michael Pucella under this section 3.2 shall be adjusted as follows:

(i)           in the case of Mr. King, the balance credited to his a bookkeeping account shall be credited with an additional Seven Thousand Seven Hundred Sixty-Eight Dollars ($7,768); and

(ii)           in the case of Mr. Pucella, the balance credited to his bookkeeping account shall be credited with an additional Six Thousand One Hundred Ninety-One Dollars ($6,191).

(d)           The supplemental savings benefit payable to a Participant hereunder shall be paid in a single lump sum within the first thirty days of the calendar year following the calendar year in which the Participant's Termination of Service occurs and shall be equal to the balance credited to his bookkeeping account as of the last day of the last calendar month to end prior to the date of payment. Notwithstanding the foregoing, a Participant may, subject to the restrictions in section 5.1, within thirty (30) days after first becoming eligible to participate in the Plan for purposes of receiving a supplemental savings benefit, elect that such supplemental savings benefit (to the extent that such benefit is attributable to compensation for services performed after such election) be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may prescribe, within such thirty (30) day period.

(e)           Notwithstanding section 3.2(d), subject to the consent of the Committee in its sole and absolute discretion, each Participant may, by written election given in such form and manner as the Committee may prescribe, elect to change the time and manner of distribution of the balance credited to the supplemental savings benefit; provided, however, that:

(i)           any such election shall not take effect until twelve (12) months after it is received by the Committee;

(ii)           in the case of an election to defer a payment to be made on account of an event other than the Participant’s death, Disability or Unforeseeable Emergency, the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made (or begin to be made); and

(iii)           any such election is subject to the restrictions in section 5.1.

Section 3.3                                Supplemental ESOP Benefits

(a)           A Participant whose benefits under the ESOP are limited by one of more of the Applicable Limitations shall be eligible for a supplemental ESOP benefit under this Plan in an amount equal to the sum of:

(i)           for each period for which an allocation of Shares is made under the ESOP, a number of Stock Units the excess of (A) the number of Shares that bears the same relationship to such Participant's compensation taken into account in determining allocations under the ESOP (without regard to any limit on such compensation pursuant to any Applicable Limitation) as the number of Shares allocated for such period under the ESOP to an individual whose allocation is not limited by any Applicable Limitation bears to such person's compensation taken into account in determining allocations under the ESOP over (b) the actual number of Shares allocated to such Participant under the ESOP for such period, taking into account in both cases Shares allocated as a result of forfeitures; and

(ii)           if and to the extent that Employer Contributions to the ESOP result in allocations to the Participant's account of assets other than Shares for any period, an amount for each period equal to the excess (if any) of (A) the dollar amount that bears the same relationship to such Participant's compensation taken into account in allocating Employer Contributions under the ESOP (without regard to any limit on such compensation pursuant to any Applicable Limitation) as the dollar amount of Employer Contributions allocated for such period under the ESOP to an individual whose allocation is not limited by any Applicable Limitation bears to such person's compensation taken into account in determining allocations under the ESOP over (b) the actual dollar amount of Employer Contributions allocated to such Participant under the ESOP for such period, taking into account in both cases dollar amounts allocated as a result of forfeitures.

adjusted for earnings and losses as provided in section 3.3(b); provided, however, that if the Participant dies before the payment of such supplemental ESOP benefit begins, no benefit shall be payable under this section 3.3 and the survivor benefit, if any, which may be payable shall be determined under section 4.3.

(b)           The Committee shall cause to be maintained a bookkeeping account to reflect all Shares and Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP) that cannot be allocated to a Participant's account under the ESOP due to the Applicable Limitations and amounts under section 3.3(c), and shall cause such bookkeeping account to be credited with such Employer Contributions and Stock Units reflecting such Shares as of the date on which such Employer Contributions and Shares, respectively, would have been credited to the Participant's account in the ESOP in the absence of the Applicable Limitations. The balance credited to such bookkeeping account shall be adjusted for distributions, withdrawals, earnings or losses as follows:

(i)           all Stock Units shall be adjusted from time to time so that the value of a Stock Unit on any date is equal to the Fair Market Value of Share on such date and the number of Stock Units shall be adjusted as and when appropriate to reflect any stock dividend, stock split, reverse stock split, exchange, conversion, or other event generally affecting the number of Shares held by all holders of Shares; and

(ii)           (A)           except as provided in section 3.3(b)(ii)(B), the balance credited to such bookkeeping account that does not consist of Stock Units shall be credited with interest as of the last day of each calendar month at a rate for such month equal  to one twelfth of the annualized yield on 30-year Treasury Securities, Constant Maturities, prescribed by the Commissioner of Internal Revenue for such month pursuant to section 417(e) of the Code; or

(B)           if and to the extent permitted by the Committee, the balance credited to such bookkeeping account that does not consist of Stock Units shall be adjusted as though such Employer Contributions had been contributed to a trust find and invested, for the benefit of the Participant, in such investments at such time or times as the Participant shall have designated in such form and manner as the Committee shall prescribe;

(iii)           The balance credited to the bookkeeping account shall be reduced for any distributions or withdrawals.

provided, however, that to the extent that the Participant shall receive on a current basis any dividend paid with respect to Shares credited to his account under the ESOP, the bookkeeping account established for him under this Plan shall not be adjusted to reflect such dividend and, instead, the Participant shall be paid an amount per Stock Unit equal to the dividend par Share received by the Participant under the ESOP, at substantially the same time as such dividend is paid under the ESOP.

(c)           Effective June 15, 2008, the balance credited to the bookkeeping accounts of Messrs. Timothy King and Michael Pucella under this section 3.3 shall be adjusted as follows:

(i)           in the case of Mr. King, the balance credited to his a bookkeeping account shall be credited with an additional Twenty-Seven Thousand Sixty-Nine Dollars ($27,069); and

(ii)           in the case of Mr. Pucella, the balance credited to his bookkeeping account shall be credited with an additional Twenty-Two Thousand Five Hundred Seventy-Three Dollars ($22,573).

(d)           The supplemental ESOP benefit payable to a Participant hereunder shall be paid in a single lump sum within the first thirty days of the calendar year in which the Participant's Termination of Service occurs and shall be in an amount equal to the balance credited to his bookkeeping account. Notwithstanding the foregoing, a Participant may, subject to the restrictions in section 5.1, within thirty (30) days after first becoming eligible to participate in the Plan for purposes of receiving a supplemental ESOP benefit, elect that such supplemental ESOP benefit (to the extent that such benefit is attributable to compensation for services performed after such election) be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may prescribe, within such thirty (30) day period.

(e)           Notwithstanding section 3.3(d), subject to the consent of the Committee in its sole and absolute discretion, each Participant may, by written election given in such form and manner as the Committee may prescribe, elect to change the time and manner of distribution of the balance credited to the supplemental retirement benefit; provided, however, that:

(i)           any such election shall not take effect until twelve (12) months after it is received by the Committee;

(ii)           in the case of an election to defer a payment to be made on account of an event other than the Participant’s death, Disability or Unforeseeable Emergency, the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made (or begin to be made); and

(iii)           any such election is subject to the restrictions in section 5.1.

ARTICLE IV
DEATH BENEFITS

Section 4.1                                Supplemental Retirement Plan Death Benefits.

If a Participant who is eligible for a supplemental retirement benefit under section 3.1 dies before the payment of such benefit begins, a supplemental survivor's retirement benefit shall be payable to the Participant's Beneficiary under this Plan in amount equal to the excess (if any) of (a) the survivor's benefit that would have been payable under the Retirement Plan commencing at the earliest permissible date in the absence of the Applicable Limitations if the Participant had effectively designated such Beneficiary as his beneficiary under the Retirement Plan, over (b) the survivor's benefit would have been payable under the Retirement Plan commencing at the earliest permissible date after giving effect too the Applicable Limitations if the Participate had effectively designated such Beneficiary as his beneficiary under the Retirement Plan.  Such benefit shall be paid in a single lump sum which is the Actuarial Equivalent of the benefit described in the preceding sentence within the first thirty days of the calendar year following the death of the Participant.

Section 4.2                                Supplemental Savings Plan Death Benefits.

If a Participant who is eligible for a supplemental savings benefit under section 3.2 dies before the payment of such benefit begins, a supplemental survivor's savings benefit shall be payable to the Participant's Beneficiary under this Plan in amount equal to the balance credited to the bookkeeping account established for the Participant under section 3.2(b). Such benefit shall be paid in a single lump within the first thirty days of the calendar year following the death of the Participant and the bookkeeping account established for such Participant pursuant to section 3.2(b) shall continue to be adjusted as provided therein through the last day of the last calendar month to end prior to the date of payment.

Section 4.3                                Supplement ESOP Death Benefits.

If a Participant who is eligible for a supplemental ESOP benefit under section 3.3 dies before the payment of such benefit begins, a supplemental ESOP benefit shall be payable to the Participant's Beneficiary under this Plan in amount equal to the balance credited to the bookkeeping account established for the Participant under section 3.3(b). Such benefit shall be paid in a single lump within the first thirty days of the calendar year following the death of the Participant, and the bookkeeping account established for such Participant pursuant to section 3.3(b) shall continue to be adjusted as provided therein through the last day of the last calendar month to end prior to the date of payment.

Section 4.4                                Beneficiaries

A Participant or Former Participant may designate a Beneficiary or Beneficiaries to receive any survivor benefits payable under the Plan upon his death. Any such designation, or change therein or revocation thereof, shall be made in writing in the form and manner prescribed by the Committee, shall be revocable until the death of the Participant, and shall thereafter be irrevocable; provided, however, that any change or revocation shall be effective only if received by the Committee prior to the Participant's or Former Participant's death.  If a Participant or Former Participant shall die without having effectively named a Beneficiary, he shall be deemed to have named his estate as his sole Beneficiary. If a Participant or Former Participant and his designated Beneficiary shall die in circumstances which give rise to doubt as to which of them shall have been the first to die, the Participant or Former Participant shall be deemed to have survived the Beneficiary.  If a Participant or Former Participant designates more than one Beneficiary, all shall be deemed to have equal shares unless the Participant or Former Participant shall expressly provide otherwise.

ARTICLE V
DISTRIBUTIONS

Section 5.1                                Scheduled Distributions to Participant.

If a Participant so elects in his initial election to participate or in any subsequent deferral election, payment of balances attributable to amounts deferred pursuant to such election may be made:

(a)           in a single payment as of a designated date (not earlier than the first date such balances are otherwise payable) specified by the Participant in his election;

(b)           in the case of benefits under section 3.1 of this Plan, in a single life annuity or such different form of payment provided for benefits under the Retirement Plan as the Committee may provide; or

(c)           in the case of benefits under sections 3.2 or 3.3 of this Plan, in monthly, quarterly or annual installments over such number of years (not to exceed fifteen (15)) and payable beginning on such date (not earlier than the first date such balances are otherwise payable) specified by the Participant in his election.  In the event that payment is to be made in installments, each installment shall be equal to the balance credited to the Participant’s Memorandum Account (or, if applicable, the portion of such Participant’s Memorandum Account attributable to sections 3.2 or 3.3 of this Plan) as of the last day of the quarter ending immediately prior to the date on which payment is to be made, divided by the number of installment payments remaining to be paid (including the payment then being computed).

Section 5.2                                Mandatory Cashout of Small Balances

Notwithstanding anything in the Plan to the contrary, if, as of December 31 of any calendar year following a Participant’s Termination of Service, the balance credited to his Memorandum Account is less than or equal to the applicable dollar amount under section 402(g)(1)(B) of the Code, the entire balance credited to his Memorandum Account shall be distributed in a single lump sum payment as soon as practicable during the immediately following calendar year; provided, however that if the Participant has deferrals of compensation under any other account balance plan that would be aggregated with this plan for purposes of section 409A of the Code pursuant to Treasury Regulation section 1.409A-1(c)(2)(i)(B), no distribution shall be allowed under this section unless (a) the sum of (i) the balance credited to the Participant's Memorandum Account and (ii) all amounts deferred under such other plan or plans is less than or equal to the applicable dollar amount under 402(g)(1)(B) of the Code, (b) all such other plans provide for such a mandatory cashout distribution, and (c) all amounts deferred under all such plans are distributed at the same time.

Section 5.3                                Restrictions on Payments to Specified Employees

Notwithstanding anything in the Plan to the contrary, to the extent required under section 409A of the Code, any payment under this Plan that is made to a Specified Employee on account of his Termination of Service shall be delayed and shall be paid on the first day of the seventh month following such Participant’s Termination of Service.

Section 5.4                                One-Time Election During 2008

Notwithstanding anything in the Plan to the contrary, subject to the consent of the Committee in its sole and absolute discretion, a Participant may, at any time prior to January 1, 2009, elect a new time and form of payment for the balance credited to his Memorandum Account (or, if applicable, the portion of such Participant’s Memorandum Account attributable to section 3.1, 3.2 or 3.3 of this Plan) as of December 31, 2008; provided, however, that the payment (or the first payment in a series of payments) (a) shall be made no earlier than January 1, 2009, (b) shall be made, in the case of amounts attributable to section 3.1 of this Plan, in a single lump sum, a single life annuity, or such different form of payment provided for benefits under the Retirement Plan as of December 31, 2008 as the Committee may provide, (c) shall be made, in the case of amounts attributable to section 3.2 or 3.3 of this Plan, in a single lump sum or by monthly, quarterly or annual installments for a period not to exceed fifteen (15) years, and (c) shall be made no earlier than January 1 of the year immediately following the year of such Participant’s Termination of Service.  Such an election shall be made in the form and manner to be determined by the Committee.

ARTICLE VI
TRUST FUND

Section 6.1                                Establishment of Trust

The Company may establish a trust fund which may be used to accumulate funds to satisfy benefit liabilities to Participants, Former Participants and their Beneficiaries under the Plan; provided, however, that the assets of such trust shall be subject to the claims of the creditors of the Company in the event that it is determined that the Company is insolvent; and provided, further, that the trust agreement shall contain such terms, conditions and provisions as shall be necessary to cause the Company to be considered the owner of the trust fund for federal, state or local income tax purposes with respect to all amounts contributed to the trust fund or any income attributable to the investments of the trust fund. The Company shall pay all costs and expenses incurred in establishing and maintaining such trust. Any payments made to a Participant, Former Participant or Beneficiary from a trust established under this section 6.1 shall offset payments which would otherwise be payable by the Company in the absence of the establishment of such trust. Any such trust will conform to the terms of the model trust described in Revenue Procedure 92-64, as the same may be modified from time to time.

Section 6.2                                Contributions to Trus

If a trust is established in accordance with section 6.1, the Company shall make contributions to such trust in such amounts and at such times as may be specified by the Committee or as may be required pursuant to the terms of the agreement governing the establishment and operation of such trust.

Section 6.3                                Unfunded Character of Plan.

Notwithstanding the establishment of a trust pursuant to section 6.1, the Plan shall be unfunded for purposes of the Code and ERISA. Any liability of the Bank, the Company or another Employer to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Bank, the Company or such Employer. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Bank, the Company or any other Employer.

Section 6.4                                Payments in the Event of a Change in Control

Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control of the Company that occurs on or after January 1, 2008, all benefits under the Plan that have not been paid prior to the occurrence of the Change in Control (including but not limited to the remaining installment payments in a series of installments) shall be paid in a single lump sum upon the occurrence of the Change in Control; provided, however, to the extent such payments are regarded as payments on account of a Termination of Service to an individual who is a Specified Employee, payment shall, to the extent required to comply with section 409A of the Code, be deferred until the first day of the seventh calendar month to begin after the occurrence of the individual's Termination of Service.

ARTICLE VII
ADMINISTRATION

Section 7.1                                The Committee

Except for the functions reserved to the Company or the Board, the Administration of the Plan shall be the responsibility of the Committee. The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers:

(a)           to furnish to all Participants, upon request, copies of the Plan and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

(b)           to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

(c)           to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, and the determinations of the Committee in respect thereof shall be binding, final and conclusive upon all interested parties;

(d)           to decide on questions concerning the Plan in accordance with the provisions of the Plan;

(e)           to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan, to hear and decide claims for benefits, and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

(f)           to designate a person, who may or may not be a member of the Committee, as “plan administrator” for purposes of the ERISA;

(g)           to allocate any such powers and duties to or among individual members of the Committee; and

(h)           the power to designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

Section 7.2                                Liability of Committee Members and their Delegates

To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Bank, the Company, Employer, and the officers and directors thereof shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith In the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Farther, to the extent permitted by law, no member of the Committee, nor the Bank, the Company, any Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Bank, the Company or any Employer. Any person claiming benefits under the Plan shall look solely to the Employer for redress.

Section 7.3                                Plan Expenses

All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan), shall be paid by the Company.

Section 7.4                                Facility of Payment

If the Company is unable to make payment to any Participant, Former Participant Beneficiary, or any other person to whom a payment is due under the Plan, because it cannot ascertain the identity or whereabouts of such Participant, Former Participant Beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant, Former Participant Beneficiary, or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant, Former Participant or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than sixty (60) days after the date on which the Participant, Former Participant, Beneficiary, or other person is identified or located.

ARTICLE VIII
AMENDMENT AND TERMINATION

Section 8.1                                Amendment by the Company

The Company reserves the right, in its sole and absolute discretion, at any time and from to time, by action of the Board, to amend the Plan in whole or in part. In no event, however, shall any such amendment adversely affect the right of any Participant, Former Participant or Beneficiary to receive any benefits under the Plan in respect of participation for any period ending on or before the later of the date on which such amendment is adopted or the date on which it is made effective.

Section 8.2                                Termination

The Company also reserves the right, in its sole and absolute discretion, by action of the Board, to terminate the Plan. In such event, undistributed benefits attributable to participation prior to the date of termination shall be distributed as though each Participant terminated employment with the Bank, the Company and all other Employers as of the effective date of termination of the Plan.

Section 8.3                                Amendment or Termination by Other Employers

In the event that a corporation of trade or business other than the Company shall adopt this Plan, such corporation or trade or business shall, by adopting the Plan, empower the Company to amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, upon the terms and conditions set forth in sections 8.1 and 8.2; provided, however, that any such corporation or trade or business may, by action of its board of directors or other governing body, amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, at different times and in a different manner. In the event of any such amendment or termination by action of the board of directors or either governing body of such a corporation or trade or business, a separate plan shall be deemed to have been established for the employees of such corporation or trade or business, and any amounts set aside to provide for the satisfaction of benefit liabilities with respect to Employees of such corporation or trade or business shall be segregated from the assets set aside for the purposes of this Plan at the earliest practicable date and shall be dealt with in accordance with the documents governing such separate plan.

ARTICLE XIX
MISCELLANEOUS PROVISIONS

Section 9.1                                Construction and Language

Wherever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to an Article or section shall be to an Article or section of the Plan, unless otherwise indicated.

Section 9.2                                Headings

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Agreement, the text shall control.

Section 9.3                                Non-Alienation of Benefits

Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, Former Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant, Former Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant, Former Participant or Beneficiary, in such manner as the Committee still direct; provided, however, that no such action by the Committee shall cause the acceleration or deferral of any benefit payments from the date on which such payments are scheduled to be made.

Section 9.4                                Indemnification

The Company shall indemnify, hold harmless and defend each Participant, Former Participant and Beneficiary, against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce the obligation of the Bank, the Company and any other Employer under the terms of the Plan.

Section 9.5                                Severability

A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 9.6                                Waiver

Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 9.7                                Governing Law

The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States. Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder.

Section 9.8                                Taxes

The Employer shall have the right to retain a sufficient portion of any payment made under the Plan to cover the amount required to be withheld pursuant to any applicable federal, state and local tax law.

Section 9.9                                No Deposit Account

Nothing in the Plan shall be held or construed to establish any deposit account for any Participant or any deposit liability on the part of the Bank. Participants' rights hereunder shall be equivalent to those of a general unsecured creditor of each Employer.

Section 9.10                                No Right to Continued Employment

Neither the establishment of the Plan, nor any provisions of the Plan nor any action of the Plan Administrator, the Committee or any Employer shall be held or construed to confer upon any Employee any right to a continuation of employment by the Employer. The Employer reserves the right to dismiss any Employee or otherwise deal with any Employee to the same extent as though the Plan had not been adopted.

Section 9.11                                Status of Plan Under ERISA

The Plan is intended to be (a) to the maximum extent permitted under applicable laws, an unfunded, non-qualified excess benefit plan as contemplated by section 3(36) of ERISA for the purpose of providing benefits in excess of the limitations imposed under section 415 of the Code, and (b) to the extent not so permitted, an unfunded, non-qualified  plan maintained primarily for the purpose of providing deferred compensation for highly compensated employees, as contemplated by sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is not intended to comply with the requirements of section 401(a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered and, construed so as to effectuate this intent.

Section 9.12                                Compliance with Section 409A of the Code

The Plan is intended to be a non-qualified deferred compensation plan described in section 409A of the Code.  The Plan shall be operated, administered and construed to give effect to such intent.  In addition, notwithstanding Article VIII, the Plan shall be subject to amendment, with or without advance notice to Participants and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of participants and other interested parties, to the extent necessary to effect such compliance.

ARTICLE X
EFFECTIVE DATE OF THE AMENDED AND RESTATED PLAN

This amended and restated Plan is effective from and after December 31, 2008.  Prior to December 31, 2008, the previous version of the Plan that was amended and restated in June 1997 and incorporates amendments 1, 2, 3 & 4 shall control.